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                                                                    EXHIBIT 23-2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------




As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 24, 1998 on the Apex Machine Tool Company, Inc.'s financial statements for the year ended December 31, 1997 and to all references to our Firm in the following Registration Statements on Form S-8 of Edac Technologies Corporation: 1991 Stock Option Plan (File #33-48505), 1996 Stock Option Plan (File #333-24857) and the Robert Whitty Stock Option Plan (File #333-18109).






/s/Bennett & Katz, LLC



West Hartford, Connecticut
September 11, 1998